[PULASKI FINANCIAL COPR. LOGO APPEARS HERE]







                PULASKI FINANCIAL CORP. ANNOUNCES STOCK OFFERING

ST. LOUIS, OCTOBER 17, 2005--Pulaski Financial Corp. (NASDAQ: PULB) announced today that it has filed with the Securities and Exchange Commission a registration statement relating to the proposed public offering of 1,029,500 shares its common stock. Of the shares proposed to be offered, 1,000,000 shares are being offered by Pulaski Financial and 29,500 shares are being offered by selling shareholders. The underwriters have an over-allotment option for an additional 154,425 shares. The shares will be offered in an underwritten offering managed by Keefe, Bruyette & Woods and Howe Barnes Investments, Inc., with Keefe, Bruyette & Woods acting as lead manager.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

To obtain a copy of the written prospectus, when available, please contact Keefe, Bruyette & Woods at 787 Seventh Avenue - 4th floor, New York, NY 10019 or Howe Barnes Investments, Inc. at 222 S. Riverside Place, 7th Floor, Chicago, IL 60606.


STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, WHICH CONTAIN THE WORDS "EXPECTS", "INTENDS" AND WORDS OF SIMILAR IMPORT, ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES DISCLOSED FROM TIME TO TIME IN DOCUMENTS THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CURRENTLY ANTICIPATED. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED OR IMPLIED BY SUCH STATEMENTS FOR A VARIETY OF FACTORS INCLUDING CHANGES IN THE PUBLIC CAPITAL MARKETS. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE ARE BASED ON INFORMATION AVAILABLE AT THE TIME OF THE RELEASE. PULASKI FINANCIAL ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT.


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